September 10, 2002




U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549


Re:	Avanir Pharmaceuticals Power of Attorney

Ladies and Gentlemen:

	I hereby appoint Gerald J. Yakatan, Ph.D., President and Chief Executive Officer, or Gregory P. Hanson, Vice President, Finance and Chief Financial Officer of Avanir Pharmaceuticals, to act as Power of Attorney and to file on my behalf Forms 4 and 5, reporting my transactions of Avanir Pharmaceuticals, pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

	This Power of Attorney will remain in effect until further notice, in writing, from me, to this regard.

Sincerely,

/s/ John David Hansen

John David Hansen
Vice President, Avanir
President and Chief Operating Officer, Xenerex Biosciences